EXHIBIT 21

                           Subsidiaries of Registrant

                                          Percentage                  State of
Name                                      Ownership                 Organization
--------------------------------------------------------------------------------
Kirlin Securities, Inc.                     100%                       Delaware

Greenleaf Management Corp.                  100%                       New York
  (Development stage and incorporated
  in February 1999)

VentureHighway.com Inc.                     100%                       New York
  (Development stage and incorporated
  in February 1999)



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